Exhibit 10.2

     AMENDMENT TO OPTION AWARD AGREEMENTS BETWEEN NATCO GROUP INC. AND THE UNDERSIGNED

This Amendment is dated
__________
, 2009, between
____________
(“Director”) and NATCO Group Inc. and its affiliated and subsidiary companies (the “Company”).

     WHEREAS, the Director currently has awards of nonqualified stock options under the NATCO Group Inc. Directors Compensation Plan (the “Plan”);

     WHEREAS, effective June 1, 2009, the Director and the Company amended each Nonemployee Director’s Stock Option Agreement granted under the Plan and listed on Exhibit A (the “Options”) intending to provide that upon any Corporate Change in which the Company is acquired by another entity each Option will permit the Director to acquire shares of the acquiring entity’s common stock (the “June 1st Amendments”); and

     WHEREAS, the Director and the Company desire to enter into this amendment to clarify and confirm their intent noted in the preceding recital.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Director and the Company hereby agree to amend each Option by adding the following section at the end of the Option award agreement immediately before the signature provision, if any:

“Adjustment Due to Corporate Change. In the event of changes in the Company’s outstanding Stock by reason of a Corporate Change occurring after the date of the grant of this Award, this Option shall be subject to adjustment by the Board as to the number and purchase price of shares of Stock subject to this Option so that such Option shall thereafter cover securities of the acquiring person as determined by the Board. Any adjustment pursuant to this provision shall be made in a manner that complies with the requirements of Code Section 409A and the regulatory guidance issued thereunder. Notwithstanding the preceding, no such adjustments may materially change the value of benefits available to the Director under this Agreement.”

     The Director and the Company agree that the June 1st Amendments are null and void. This Amendment may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

NATCO GROUP INC.

By:

Name: Title:

DIRECTOR: